Exhibit 10.2

Integral Systems, Inc.

Employee Stock Purchase Plan

(Effective April 1, 2008)

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

Section 1.1 PURPOSE.

The Integral Systems, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company. This Plan meets the requirements of an employee stock purchase plan within the meaning of Section 423 of the Code.

Section 1.2 DEFINITIONS.

Unless the context clearly indicates otherwise, the following capitalized terms have the meaning set forth below:

“Board of Directors” means the board of directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

“Common Shares” means the Company’s common stock, par value 0.01 per share.

“Company” means Integral Systems, Inc.

“Compensation” means an Employee’s salary or hourly base rate of pay, as the case may be, but except to the extent determined otherwise by the Committee shall exclude overtime pay, bonuses, commissions, disability payments, workers’ compensation payments, and any other payment in excess of normal salary or hourly base pay, received by an Employee for services performed for the Company or a Subsidiary during an Option Period.

“Continuous Service” means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Employee wishes to participate in the Plan. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

“Employee” means any common law employee of the Company and any common law employee of a Subsidiary that has been designated by the Committee as participating in the Plan.

“Enrollment Period” means each period designated by the Committee during which eligible Employees may enroll in the Plan.

“Exercise Date” means the last day of each Subscription Period.

“Fair Market Value” means, with respect to Common Shares on any relevant day: (a) if such Common Shares are traded on a national securities exchange, the closing price on such day, or if the Common Shares did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such

Common Shares are quoted on an automated quotation system, the closing price on such day, or if the Common Shares did not trade on such day, the mean between the closing bid and asked prices on such day, or (c) in all other cases, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable, provided that such Fair Market Value of such Common Shares shall not be less than their par value.

“Human Resources” means the department responsible for personnel matters pertaining to an Employee.

“Leave of Absence” means, for purposes of participation in the Plan, an Employee’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or by contract, the Employee shall not be deemed on a Leave of Absence as of the 91st day of such sick leave or other leave of absence, such Employee’s employment relationship with the Company shall be deemed terminated, and such Employee’s right to participate in the Plan and to purchase Common Shares hereunder shall terminate.

“Offering Date” means the day beginning at 12:01 a.m. on the first day of each Subscription Period.

“Option Period” means each period beginning on an Offering Date and ending on the next succeeding Exercise Date. The initial Option Period shall begin on April 1, 2008 and shall end on June 30, 2008.

“Option Price” means the purchase price of a Common Share hereunder as provided in Section 3.1.

“Participant” means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

“Plan” means this Integral Systems, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Year” means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st; provided, however, that the first Plan Year shall be a short plan year commencing on April 1, 2008 and ending on December 31, 2008.

“Securities Transactions Policy” means a policy implemented by the Company governing trades of the Common Shares in order to prevent violations of the United States securities laws.

“Share Purchase Account” or “Account” means a notional account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant’s behalf each Option Period.

“Share Purchase Agreement” means the form prescribed by the Committee that must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of the Plan and the terms of such form.

“Subscription Period” means each calendar quarter unless otherwise determined by the Committee. The first Subscription Period shall be the calendar quarter commencing on April 1, 2008 and ending on June 30, 2008.

“Subsidiary” means any company or corporation (other than the Company) in an unbroken chain of companies or corporations beginning with the Company if, at the beginning of an Option Period, each of the companies or corporations other than the last company or corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other companies or corporations in such chain.

Section 1.3 ADMINISTRATION OF PLAN.

The Plan shall be administered by the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee’s administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation; to determine the Subsidiaries that participate in the Plan; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive. The Committee may delegate any or all of its duties hereunder to one or more other persons, in which case any reference to the Committee herein shall be deemed to refer to such person or persons where appropriate.

Section 1.4 EFFECTIVE DATE OF PLAN.

The effective date of the Plan is April 1, 2008, subject to the Plan being approved by stockholders of the Company prior to such date by a vote sufficient to meet the requirements of Code Section 423(b)(2).

Section 1.5 TERMINATION OF PLAN.

The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount, if any, in each Participant’s Account shall be distributed to such Participant.

ARTICLE II

PARTICIPATION

Section 2.1 ELIGIBILITY.

Unless otherwise determined by the Committee, each Employee, who on an Offering Date (i) will have at least six months of Continuous Service, (ii) will be an Employee whose customary employment is more than five months in a calendar year, and (iii) will be an Employee whose customary employment is more than 20 hours per week, may become a Participant by executing and filing with Human Resources a Share Purchase Agreement during an Enrollment Period. Such participation shall begin on the next Subscription Period following Human Resources’s receipt of a properly completed Share Purchase Agreement. Any election to participate shall be effective subject to the Company’s Securities Transactions Policy or similar policy, if any, that may be in effect at the time of such election. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2 PAYROLL DEDUCTIONS.

Payment for Common Shares purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant’s Share Purchase Agreement. Deductions from payroll shall be expressed as a percentage of Compensation (determined on the first day of each Subscription Period) no greater than the percentage set by the Committee, but shall not be less than 1% of such Participant’s Compensation, per Option Period. The actual maximum percentage that may be fixed by the Committee shall be 10%. A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder). Subject to the Company’s Securities Transactions Policy or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent Subscription Period by filing notice thereof with Human Resources during the time period described in Section 2.1 for filing a Share Purchase Agreement. Amounts deducted from a Participant’s Compensation pursuant to this section shall be credited to such Participant’s Account.

Section 2.3 TRANSFER OF PAYROLL DEDUCTIONS.

All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4 LEAVE OF ABSENCE.

If a Participant goes on a Leave of Absence, such Participant’s participation in the Plan shall continue, provided that such Participant continues to receive Compensation. If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant’s participation shall automatically terminate.

ARTICLE III

PURCHASE OF SHARES

Section 3.1 OPTION PRICE.

(i) The Option Price for a Subscription Period shall be 85% of the Fair Market Value of a Common Share on the Exercise Date or such other percentage of Fair Market Value (not less than 85%) determined by the Committee.

(ii) The Company shall pay any brokerage fees, commissions and other transaction expenses in connection with the purchase of shares pursuant to the Plan.

Section 3.2 PURCHASE OF SHARES.

As of the date that all purchases under the Plan with respect to a particular Subscription Period are made, the amount in a Participant’s Share Purchase Account shall be charged with the aggregate Option Price of the largest number of Common Shares (including fractional shares) that can be purchased with such amount.

Section 3.3 LIMITATIONS ON PURCHASE.

No Participant shall purchase Common Shares hereunder in any calendar year having a Fair Market Value of more than $25,000, as determined pursuant to Code Section 423(b)(8). Further, no Participant shall purchase Common Shares hereunder if, by reason of such purchase, such Participant shall be deemed to possess 5% or more of the total combined voting power or value of all classes of shares of the Company or a Subsidiary. For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Shares that a Participant may purchase under outstanding options shall be treated as shares owned by the Participant.

Section 3.4 RESTRICTION ON TRANSFERABILITY.

Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant’s death.

ARTICLE IV

PROVISIONS RELATING TO COMMON SHARES

Section 4.1 COMMON SHARES RESERVED.

Except as provided in Section 4.2, no more than 900,000 Common Shares may be sold pursuant to options granted under the Plan. Such number shall be subject to adjustments effected in accordance with Section 4.2.

Section 4.2 ADJUSTMENT FOR CHANGES IN COMMON SHARES.

(i) In the event that the Common Shares of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company or corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, subdivision, combination of shares or otherwise) or if the number of such Common Shares shall be increased or decreased through the payment of a share dividend, bonus issue, share split, subdivision, or reverse share split or consolidation, then, subject to the provisions of subsection (iii) below, there shall be substituted for or added to each Common Share that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Share Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

(ii) If there shall be any other change in the number or kind of the outstanding Common Shares, or of any share or other securities in which such shares shall have been changed or for which it shall have been exchanged, and if a majority of the members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

(iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, amalgamate, to consolidate, to dissolve, to liquidate, to wind up or to sell or transfer all or any part of its business or assets.

Section 4.3 INSUFFICIENT SHARES.

If the aggregate funds available for the purchase of Common Shares with respect to any Subscription Period would cause an issuance of shares in excess of the number provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant’s Share Purchase Account shall be distributed to such Participant as soon as reasonably practicable, and (iii) the Plan shall automatically terminate immediately after such Subscription Period.

Section 4.4 CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

Each Participant shall be provided with a written statement at such times as determined by the Committee indicating the number of Common Shares purchased under the Plan by the Participant, the aggregate number of Common Shares accumulated under the Plan by the Participant, and other relevant information with respect to the Participant’s participation in the Plan. Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant’s name alone or in such Participant’s name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent stockholders generally. At the Company’s election, the issue of Common Shares may occur through a transfer agent or brokerage account established for this purpose, and the Company may require as a condition to participation in the Plan that each Participant establish an account with a brokerage firm selected by the Company.

Section 4.5 RIGHTS AS STOCKHOLDERS.

The Common Shares purchased by a Participant with respect to a Subscription Period shall, for all purposes, be deemed to have been purchased as of the day such shares are first owned by the Participant. Participants for whom shares have been purchased shall be entitled to all rights of a stockholder with respect to such shares, including the right to receive dividends and the right to vote. The Participant shall be responsible for payment of all transaction fees related to Common Shares arising after the date such shares are purchased hereunder.

Section 4.6 CORPORATE REORGANIZATIONS, LIQUIDATION, ETC.

In the event of any corporate merger, amalgamation, consolidation, acquisition of property or shares, separation, reorganization, or liquidation or winding up, provision may be made (but is not required to be made) for the substitution of a new option for an old option, or an assumption of an old option, by an employer company or corporation or a company or corporation related to such company or corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

ARTICLE V

TERMINATION OF PARTICIPATION

Section 5.1 WITHDRAWAL.

Subject to the Company’s Securities Transactions Policy or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company’s nominee prior to an Offering Date. In such event, the dollar amount, if any, in such Participant’s Share Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf unless such Participant is eligible to enroll and again enrolls in the Plan effective as of the beginning of a subsequent Subscription Period by filing a Share Purchase Agreement as set forth in Section 2.1.

Section 5.2 TERMINATION OF ELIGIBILITY.

If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant’s participation in the Plan shall thereupon automatically terminate. In such event, the dollar amount, if any, in such Participant’s Share Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf. For purposes of this section, a Participant’s participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law unless provided otherwise in Section 4.2. Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant as of the beginning of a new Subscription Period by satisfying the eligibility requirements and executing and filing a Share Purchase Agreement as set forth in Section 2.1.

Section 5.3 NO INTEREST.

No interest will be credited or paid on cash balances in a Participant’s Share Purchase Account.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 TAX WITHHOLDING; INFORMATION RETURNS.

Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant’s participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2 NOTICES.

Any notice that an Employee files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by Human Resources or by the Company’s nominee, as the case may be.

Section 6.3 CONDITION OF EMPLOYMENT.

Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section 6.4 AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company’s stockholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) change the definition of a Subsidiary, or (iii) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5 APPLICATION OF FUNDS.

All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6 LEGAL RESTRICTIONS.

The Plan, the grant and exercise of options to purchase Common Shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be required.

Section 6.7 NUMBER.

Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8 GOVERNING LAW.

Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the State of Maryland.